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                                                                   Exhibit 10.15

                               FORM OF BUYER NOTE

                                                                October 31, 2002

         Subject to all of the terms and conditions set forth in this Note, Open Solutions Inc. (the "Maker"), a Delaware corporation, hereby promises to pay to HNC SOFTWARE INC. (the "Payee"), on the third anniversary of the date hereof (subject to acceleration as provided below), the principal amount equal to $950,000.00, adjusted pursuant to Section 1(b) of the Asset Purchase Agreement dated as of the date hereof between Maker and Payee (the "Agreement"), with simple interest at the rate of FOUR AND ONE-HALF PERCENT (4.5%) per annum on the unpaid principal amount from time to time outstanding hereunder, calculated on the basis of the actual number of days outstanding and a 365- or 366-day year, as the case may be.

         ACCELERATION. At the Payee's option, the entire amount of indebtedness represented by this Note immediately will become due and payable upon written notice of acceleration given to the Maker by the Payee following any: (i) appointment of a receiver for the Maker or its assets; (ii) assignment by the Maker for the benefit of its creditors; (iii) institution by or against the Maker of any proceedings under bankruptcy, insolvency, or similar laws, which in the case of any such proceedings not instituted by the Maker, are not dismissed within 90 days; or (iv) liquidation or dissolution of the Maker, or other termination or winding-up of its existence or business.

         PREPAYMENT. The Maker may prepay the unpaid principal amount of this Note, in whole or in part, at any time or from time to time, provided that at the same time the Maker also pays all accrued but unpaid interest on the principal amount prepaid.

         SECURITY INTEREST. This Note has been executed and delivered pursuant to the Asset Purchase Agreement between the Maker and the Payee dated as of the date hereof. To secure its obligations in respect of this Note, the Maker hereby grants to the Payee a security interest in all of the "Purchased Software" (as defined in that Asset Purchase Agreement).

         Upon execution and delivery of this Note, the Maker will execute and deliver to the Payee such UCC-1 financing statements as the Payee reasonably may request. The Maker from time to time also will execute and deliver to the Payee all such financing and continuation statements and other documents as the Payee reasonably may request in order to confirm, perfect, or maintain the validity or perfection of the security interest hereby granted. A copy of this Note may also be filed as a financing statement.

         The Maker will not change its corporate name without giving the Payee at least 30 days' prior written notice thereof.

         SET-OFF RIGHTS. This Note has been executed and delivered pursuant to the Asset Purchase Agreement referred to above. The Maker may set off against and deduct from the principal amount hereof the amount of any indemnification payable by the Payee to the Maker pursuant to that Asset Purchase Agreement. The Maker may also set off against and deduct from the principal amount hereof any monies collected by Buyer from HSBC relating to the HSBC License Receivable and which Buyer pays to Seller and/or the total uncollected amount of the HSBC License Receivable pursuant to that Agreement. Upon any exercise of these set-off rights, the principal amount of this

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Note will be deemed to have been reduced by (and no interest will accrue on) the amount so set off, with retroactive effect as of the date hereof. The Maker will give the Payee prompt written notice of any exercise of set-off rights hereunder.

         DELAYS AND OMISSIONS. No delay in exercising or omission to exercise any right, power, or remedy accruing to the Payee upon any breach or default under this Note will impair any such right, power, or remedy or be construed to be a waiver of any such breach or default or any acquiescence therein or in any similar breach or default thereafter occurring.

         CAPTIONS. All captions of sections of this Note are for convenience only and will not modify or affect the interpretation or construction of any provision of this Note.

         MAKER'S WAIVER OF PRESENTMENT, ETC. The Maker hereby waives presentment, notice, protest, and all other demands and notices.

         GOVERNING LAW. This Note has been executed and delivered as an instrument under seal governed by the internal, substantive laws of the State of Delaware (without reference to principles of conflicts or choice of law) as of the date first above written.

                             OPEN SOLUTIONS INC.

                             By /s/ Carl D. Blandino
                               ----------------------------------
                               Name: Carl D. Blandino
                               Title: Vice President and Chief Financial Officer